UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:     April 24, 2006

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11336	41-1749708
(Commission File No.)	(IRS Employer Identification No.)

17400 Medina Road, Plymouth, MN 55447

(Address of Principal Executive Offices)(Zip Code)

(763) 551-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The Company entered into a Change of Control Agreement with Donald L. McDonell pursuant to his employment, a copy of which is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference.  Under this agreement Mr. McDonell is eligible to receive a cash payment equal to one year of his annual base salary and other severance benefits upon his termination of employment following a change in control of Ciprico.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 24, 2006 Donald L. McDonell joined the Company as Vice President of Sales & Marketing.  Prior to this Mr. McDonell was Senior Vice President of Worldwide Channel Sales for Medéa Corporation, a part of Avid Technology.

Mr. McDonell is paid an annual salary of $170,000 and participates in the Ciprico management bonus program for up to 40% of his base salary upon the achievement of certain performance objectives.  Mr. McDonell will also be paid commission based on sales.  Mr. McDonell also received 10,000 stock options with another 20,000 stock options to be received in January 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Change in Control Agreement between Ciprico and Donald L. McDonell
99.1	Ciprico Press Release dated April 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

By	/s/ Monte S. Johnson
Date: April 24, 2006	Monte S. Johnson, Chief Financial Officer (Principal Financial and Accounting Officer)